                           Offer to Purchase for Cash
                       35,144,833 Shares of Common Stock
                                       of
                                REVCO D.S., INC.
                                       at
                          $27.50 NET PER SHARE IN CASH
                                       by
                         OCEAN ACQUISITION CORPORATION
                          a wholly owned subsidiary of
                              RITE AID CORPORATION

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 2, 1996,
                         UNLESS THE OFFER IS EXTENDED.

                                                                December 4, 1995

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated December 4, 1995 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, as amended from time to time, together constitute the 'Offer') in connection with the Offer by Ocean Acquisition Corporation, a Delaware corporation (the 'Purchaser') and a wholly owned subsidiary of Rite Aid Corporation, a Delaware corporation ('Parent'), to purchase 35,144,833 shares of common stock, par value $.01 per share (the 'Common Stock' or the 'Shares'), of Revco D.S., Inc., a Delaware corporation (the 'Company'), or such other number of Shares as equals 50.1% of the Shares outstanding as of the Expiration Date (as defined in 'THE TENDER OFFER--Terms of the Offer; Number of Shares and Proration; Expiration Date' of the Offer to Purchase), at a price of $27.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, the 'Offer Price'), upon the terms and subject to the conditions set forth in the Offer.

     Stockholders whose certificates evidencing Shares ('Share Certificates') are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at a Book-Entry Transfer Facility (as defined in 'THE TENDER OFFER--Acceptance for Payment and Payment for Shares' of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in 'THE TENDER OFFER--Procedures for Tendering Shares' of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.


     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $27.50 per Share, net to the seller in cash.

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          2. The Offer, proration period and withdrawal rights will expire at
     12:00 Midnight, New York City time, on Tuesday, January 2, 1996, unless the Offer is extended.

          3. The Offer is being made for 35,144,833 Shares, or such other number of Shares as equals 50.1% of the Shares outstanding on a fully diluted basis as of the Expiration Date.

          4. The Board of Directors of the Company unanimously (with one director absent and two directors abstaining) has determined that each of the Offer and the Merger (as defined in 'INTRODUCTION' of the Offer to Purchase) is fair to, and in the best interests of the stockholders of the Company and unanimously (with one director absent and two directors abstaining) recommends that stockholders of the Company who desire to receive cash for their Shares accept the Offer and tender their Shares pursuant to the Offer.

          5. The Offer is conditioned upon, among other things, 35,144,833 Shares, or such other number of Shares as equals 50.1% of the Shares outstanding on a fully diluted basis as of the Expiration Date, being validly tendered and not withdrawn prior to the expiration of the Offer. The Offer is also subject to other terms and conditions. See 'THE TENDER OFFER--Conditions of the Offer' of the Offer to Purchase.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                                       2

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                           INSTRUCTIONS WITH RESPECT
                       TO THE OFFER TO PURCHASE FOR CASH
                       35,144,833 SHARES OF COMMON STOCK
                              OF REVCO D.S., INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 4, 1995, and the related Letter of Transmittal (which, as amended from time to time, together constitute the 'Offer'), in connection with the Offer by Ocean Acquisition Corporation, a Delaware corporation (the 'Purchaser') and a wholly owned subsidiary of Rite Aid Corporation, a Delaware corporation ('Parent'), to purchase 35,144,833 shares of common stock, par value $.01 per share (the 'Common Stock' or the 'Shares'), of Revco D.S., Inc., a Delaware corporation (the 'Company'), or such other number of Shares as equals 50.1% of the Shares outstanding on a fully diluted basis as of the expiration of the Offer.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                                    SIGN HERE
 Number of Shares to be Tendered:

___________________________ Shares*  ________________________________________

Account Number: __________________   ________________________________________
                                                   Signature(s)

                                     ________________________________________

Dated:                     , 1995/6  ________________________________________
                                           Please type or print name(s)

                                     ________________________________________

                                     ________________________________________
                                      Please type or print address(es) here

                                     ________________________________________
                                          Area Code and Telephone Number

                                     ________________________________________
                                            Taxpayer Identification or
                                            Social Security Number(s)


------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.